3: Word 8.0 Generic Normal Template, rev. 4/1/97, The Legal MacPac

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 27, 2004

AMERICA FIRST TAX EXEMPT INVESTORS, L.P.

(Exact name of registrant as specified in its charter)

        Delaware                    000-24843                          47-0810385

(State or other jurisdiction (Commission (IRS Employer

of incorporation) File Number) Identification No.)

1004 Farnam Street, Suite 400 Omaha, Nebraska           68102 (Address of principal executive offices) (Zip Code)

                     (402) 444-1630

(Registrant's telephone number, including area code)

                Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective September 27, 2004, Michael J. Draper was appointed as Chief Financial Officer of America First Companies L.L.C. ("America First"), which serves as the general partner of the general partner of America First Tax Exempt Investors, L.P. (the "Company"). In connection with Mr. Draper's appointment, Mark A. Hiatt resigned as Chief Financial Officer of America First effective September 27, 2004, but remains with America First.

Prior to such appointment, Mr. Draper, age 39, had been the Director of Finance and Accounting of America First since April 2004. From April 2000 through March 2004, Mr. Draper was employed at Transgenomic, Inc. where he served as Chief Financial Officer from May 2003 through March 2004 and as Controller from April 2000 through April 2003. Prior to joining Transgenomic, Inc., Mr. Draper was a business consultant providing accounting, business and systems consulting to corporations.

There have been no transactions since the beginning of the Company's last fiscal year, or any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was, or is to be, a party in which Mr. Draper, or any member of his immediate family, had, or will have, a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA FIRST TAX EXEMPT INVESTORS, L.P.

By America First Capital

Associates Limited

Partnership Two, General

Partner of the Partnership

By America First Companies L.L.C.,

General Partner of

America First Capital

Associates Limited

Partnership Two

Date: September 29, 2004

/s/ Lisa Y. Roskens

Lisa Y. Roskens

Chief Executive Officer